Exhibit 10.8

Power of Attorney

The Company, 21Vianet Data Center Company Limited., a limited liability company registered in China, and a holder of 100% (“the Company’s Share”) of the voting rights of Beijing aBitCool Network Technology Co., Ltd., (the “Target Company”)

As to the voting rights of Target Company, the Company hereby irrevocably authorizes AsiaCloud Inc. to exercise the following rights related to the Company’s Share within the term of this Power of Attorney:

AsiaCloud Inc. is hereby authorized to act on behalf of the Company as the exclusive agent and attorney of the Company with respect to all matters concerning the Company’s Share, including but not limited to: 1) attending the shareholders’ meetings of the Target Company; 2) exercising all shareholder’s rights and shareholder’s voting right the Company is entitled to according to law and the Target Company’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of the Company’s Share in part or in whole; and 3) designating and appointing on behalf of the Company itself the legal representative (chairman), director, supervisor, general manager and other senior management members of the Target Company.

All the actions conducted by AsiaCloud Inc. in relation to the Company’s Share shall be deemed as the actions of the Company, and all documents executed by AsiaCloud Inc. shall be deemed to be executed by the Company. The Company will hereby acknowledge those actions and documents.

AsiaCloud Inc. is entitled to assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving any prior notice to the Company or obtaining consent of the Company.

This Power of Attorney shall be irrevocable and continuously valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, the Company hereby waives all the rights associated with the Company’s Share, which have been entrusted to AsiaCloud Inc. through this Power of Attorney, and shall not exercise such rights by the Company.

21Vianet Data Center Company Limited

/s/ 21Vianet Data Center Company Limited

September 30, 2010